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                                                                    EXHIBIT 10.2

                        THIRD LOAN MODIFICATION AGREEMENT

      THIS THIRD LOAN MODIFICATION AGREEMENT ("Modification Agreement") is made as of July 10, 2002, between ADVANCED MARKETING SERVICES, INC., a Delaware corporation ("Borrower"), and CALIFORNIA BANK & TRUST, a California banking corporation ("Bank"), with reference to the following:

                                 R E C I T A L S

      A. Bank and Borrower are parties to that certain Revolving Credit Agreement dated as of January 11, 2002 ("Loan Agreement"), pursuant to which Borrower delivered to Bank a promissory note dated the same as the Loan Agreement made by Borrower as maker to Bank, in the original principal amount of $13,000,000 ("Note"), and a Security Agreement also dated the same as the Loan Agreement made by Borrower in favor of Bank ("Security Agreement"). The Loan Agreement, Note, Security Agreement and related documents are referred to collectively as the "Loan Documents". The Loan Documents were previously modified by those certain Loan Modification Agreements dated as of January 31, 2002 ("First Modification Agreement") and as of March 6, 2002 ("Second Modification Agreement"). Initially capitalized terms not otherwise defined herein have the same meanings as in the Loan Agreement, as previously modified.

      B. The parties wish to revise the Loan Documents again, to make permanent what the previous modification agreements described as a temporary increase in the Loan amount from $13,000,000 to $23,000,000. The parties also wish to extend the Loan's Maturity Date and to make certain changes to Borrower's financial covenants.

      THE PARTIES AGREE AS FOLLOWS:

      1. MODIFICATION OF LOAN DOCUMENTS. Subject to the conditions precedent of Paragraph 2 below, the Loan Documents are modified in the following respects:

            1.1 The Maturity Date is extended from August 31, 2002 to March 31, 2003 ("Extended Maturity Date").

            1.2 The maximum Loan amount shall remain at $23,000,000 through the Extended Maturity Date, and the $10,000,000 reduction in the Loan amount required by the First and Second Modification Agreements is deleted from the Loan Documents. Within the $23,000,000 maximum Loan amount, and subject to the other terms and conditions of the Loan Documents as previously modified, Borrower may borrow, repay and reborrow at any time or from time to time, until the Extended Maturity Date.

            1.3 The financial covenant of clause (iv) of Paragraph 4.9(a) of the Loan Agreement is modified so that the required Current Ratio shall be 1.00:1 instead of 1.10:1. The financial covenant of Paragraph 4.9(b) of the Loan Agreement is modified to make the required maximum Leverage Ratio 3.50:1 for the first, second and fourth quarters and 4.00:1 for the third quarter. As modified, Paragraph 4.9 of the Loan Agreement shall read in its entirety as follows:

            "4.9 Financial Covenants.

                  "(a) No later than forty-five (45) days after the end of each fiscal quarter and one hundred twenty (120) days after the end of each fiscal year, Borrower shall demonstrate to Bank's reasonable satisfaction that (i) Borrower's Tangible Net Worth is not less than Seventy Million Dollars ($70,000,000), (ii) the ratio of Senior Debt to EBITDA for the Computation Period just ended is not more than 1.85:1, (iii) the value of Eligible Accounts Receivable is more than the Loan; and (iv) Borrower's Current Ratio is not less than 1.00:1.


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                  "(b) Borrower shall, no later than forty-five (45) days after the end of each quarter, demonstrate to Bank's reasonable satisfaction a Leverage Ratio that is no more than 3.50:1 for the quarters ending March 31, June 30 and December 31, and 4.00:1 for the quarter ending September 30."

      2. CONDITIONS PRECEDENT. This Modification Agreement, and the temporary increase of the Loan amount as set forth herein, shall be effective only upon the date on which by which all of the following conditions precedent set forth below have been satisfied or waived: (i) Borrower shall have paid Bank an extension fee in the amount of $23,000 (0.1% of the Loan Amount); (ii) Borrower shall have paid Bank the Unused Loan Fee required by Paragraph 2.2 of the Loan Agreement for the quarter ending June 30, 2002, in the amount of $9,000 (0.25% of the Average Amount of the Unused Loan during the previous quarter); and (iii) Borrower shall have paid Bank all costs and expenses incurred by Bank in connection with this Modification Agreement, including without limitation Bank's legal fees. The foregoing conditions precedent are solely for the benefit of Bank, and may be waived in writing unilaterally by Bank.

      3. OTHER MATTERS OF AGREEMENT.

            3.1 Except as expressly set forth herein, this Modification Agreement shall not affect or impair any other covenants or conditions set forth in the Loan Documents.

            3.2 This document may be executed in two or more counterparts, each of which will be considered an original but all of which together shall constitute one agreement.

            3.3 Except as modified hereby, all provisions of the Loan Documents as previously modified shall remain in full force and effect.

BANK:                                   CALIFORNIA BANK & TRUST, a California
                                        banking corporation

                                        By
                                          --------------------------------------
                                        Name
                                            ------------------------------------
                                        Title
                                             -----------------------------------

                                        By
                                          --------------------------------------
                                        Name
                                            ------------------------------------
                                        Title
                                             -----------------------------------

BORROWER:                               ADVANCED MARKETING SERVICES, INC., a
                                        Delaware corporation

                                        By
                                          --------------------------------------
                                           Michael M. Nicita, President and CEO


                                        By
                                          --------------------------------------
                                           Edward J. Leonard, Exec. Vice Pres.
                                                        and CFO


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